EXHIBIT 5.1

[Letterhead of Sullivan & Cromwell LLP]

August 14, 2023
Douglas Elliman Inc.,
4400 Biscayne Boulevard,
Miami, Florida 33137.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) 3,235,241 shares of common stock, par value $0.01 per share, of Douglas Elliman Inc., a Delaware corporation (the “Company”), issuable under the Douglas Elliman Inc. 2021 Management Incentive Plan (the “MIP”) and (ii) 808,810 shares of common stock, par value $0.01 per share, of the Company, issuable under the Douglas Elliman Inc. 2021 Employee Stock Purchase Plan (the “ESPP” and, such shares issuable under the MIP and the ESPP, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, it is our opinion that when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the issuance of the Securities have been duly established in conformity with the Company’s certificate of incorporation and the MIP and the ESPP, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the MIP and ESPP, the Securities will be validly issued, fully paid and nonassessable.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.
The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Sullivan & Cromwell LLP